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                                                                      EXHIBIT 23


                              ACCOUNTANTS' CONSENT


The Board of Directors
SPACEHAB, Incorporated:

We consent to incorporation by reference in the registration statements (Nos. 333-3634, 333-36779, 333-43159, and 333-43181) on Form S-8 and the registration statement (No. 333-43221) on Form S-3 of SPACEHAB, Incorporated of our report dated August 13, 1999, relating to the consolidated balance sheets of SPACEHAB, Incorporated and subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1999 which report appears in the June 30, 1999, annual report on Form 10-K of SPACEHAB, Incorporated.


                                                                        KPMG LLP

McLean, Virginia
September 16, 1999